UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 18, 2006

PLIANT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-40067	43-2107725
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification Number)

1475 Woodfield Road, Suite 700

Schaumburg, IL  60173

(Address of Principal Executive Offices)  (Zip Code)

(847) 969-3300

(Registrant’s telephone number, including area code)

N.A.

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 18, 2006 (the “Effective Date”), as previously disclosed, Pliant Corporation (the “Company”) consummated its reorganization through a series of transactions contemplated in the Debtors’ Fourth Amended Joint Plan of Reorganization, dated as of June 19, 2006 (the “Plan”), which previously had been approved by order of the United States Bankruptcy Court for the District of Delaware on June 23, 2006.

As also previously disclosed, on the Effective Date the Company and/or certain of its subsidiaries entered into (i) a Working Capital Credit Agreement, among the Company, certain of its subsidiaries, the lenders party thereto, Merrill Lynch Bank USA, as administrative agent (the “Administrative Agent”), and Merrill Lynch Commercial Finance Corp., as sole lead arranger and book manager (the “Working Capital Credit Agreement”), (ii) a Fixed Asset Credit Agreement, among Pliant Corporation Pty Ltd., Pliant Corporation of Canada Ltd., Pliant Film Products GmbH and Aspen Industrial, S.A. de C.V., as borrowers, the lenders party thereto, Merrill Lynch Bank USA, as administrative agent, and Merrill Lynch Commercial Finance Corp., as sole lead arranger and book manager (the “Fixed Asset Credit Agreement), which, together with the Working Capital Credit Agreement (collectively, the “Exit Credit Facilities”), provide up to $200,000,000 of total commitments, subject to the previously disclosed borrowing base, (iii) an Indenture, among the Company, certain subsidiaries of the Company and The Bank of New York Trust Company, N.A., as trustee, with respect to the issuance on such date of the Company’s 13% Senior Subordinated Notes due 2010 in an aggregate principal amount of $34,967,000 (the “New Subordinated Notes”) and (iv) a First Supplemental Indenture (the “First Supplemental Indenture”) with respect to the Amended and Restated Indenture, dated as of May 6, 2005 (the “Amended and Restated Indenture”), among the Company, certain subsidiaries of the Company and Wilmington Trust Company, as trustee, increasing the interest rate payable on the Company’s 11-5/8% Senior Secured Notes due 2009 and 11-1/8% Senior Secured Discount Notes due 2009 (collectively, the “Senior Secured Notes”) by .225% per annum.

The Exit Credit Facilities will mature on July 18, 2011.  The interest rates for all loans other than those made to the Company’s German subsidiary range from, in the case of alternate base rate loans, the alternate base rate (either prime rate or .50% over the Federal Funds Rate) plus 1.75% to the alternate base rate plus 2.00% and, in the case of eurodollar loans, LIBOR plus 2.75% to LIBOR plus 3.00%, in each case depending on the amount of available credit.  The interest rates for loans made in connection with the loans to the Company’s German subsidiary are, in the case of alternate base rate loans, the alternate base rate plus 5.00% and, in the case of eurodollar loans, LIBOR plus 6.00%.  The commitment fee for the unused portion of the Exit Credit Facilities is 0.375% per annum.

The Exit Credit Facilities contain covenants that will limit the ability of Pliant and its subsidiaries, subject to certain exceptions, to, among other things, incur or guarantee additional indebtedness, issue preferred stock or become liable in respect of any obligation to purchase or redeem stock, create liens, merge or consolidate with other companies, change lines of business, make certain types of investments, sell assets, enter into certain sale and lease-back and swap transactions, pay dividends on or repurchase stock, make distributions with respect to certain debt obligations, enter into transactions with affiliates, restrict dividends or other payments from the Company’s subsidiaries, modify corporate and certain material debt documents, cancel certain debt, or change its fiscal year or accounting policies.  The Exit Credit Facilities also require the Company to comply with a monthly minimum fixed charge coverage ratio of 1.00 to 1.00 for the first year of the facility and of 1.10 to 1.00 thereafter; provided, that such coverage ratio shall only apply during periods in which the amount of availability is and remains less than $20,000,000 for a specified number of days.  Once the amount of availability increases and remains above $20,000,000 for a specified number of days, such coverage ratio becomes inapplicable.  In addition, the amount of availability under the Exit Credit Facilities must not be less than $10,000,000 at any time.  The loans will automatically become immediately due and payable without notice upon the occurrence of an event of default involving insolvency or bankruptcy of the Company or any of its subsidiaries.  In addition, upon the occurrence and during the continuation of any other event of default under the Exit Credit Facilities, by notice given to the Company, the Administrative Agent may, and if directed by the

Required Lenders (as defined in the Credit Agreement) must, terminate the commitments and declare all outstanding loans to be immediately due and payable.

The Working Capital Credit Agreement is secured by a first-priority security interest in substantially all our inventory, receivables and deposit accounts, capital stock of, or other equity interests in, our existing and future domestic subsidiaries and first-tier foreign subsidiaries, investment property and certain other assets of the Company and its subsidiaries and a second-priority security interest in fixed assets of the Company and its subsidiaries party to the Working Capital Credit Agreement.  The Fixed Asset Credit Agreement is secured by a first-priority security interest in the fixed assets of certain foreign subsidiaries of the Company and a second-priority security interest in capital stock of the fixed asset borrowers and their subsidiaries.

The Indenture provides that interest will accrue on the New Subordinated Notes from the date of issuance at the rate of 13% per annum until maturity on July 15, 2010 and will be payable semi-annually on the New Subordinated Notes on each January 15 and July 15, commencing January 15, 2007, to holders of record on the immediately preceding January 1 or July 1.  The New Subordinated Notes will accrue payment-in-kind interest with respect to the first two interest payment dates and then will accrue semi-annual cash pay interest with respect to the interest payment dates thereafter.  The Indenture does not provide for a sinking fund with respect to the New Subordinated Notes.

The Indenture contains various covenants including, among other things, covenants limiting the incurrence of indebtedness and restricting certain payments, limiting restrictions on the ability of subsidiaries to make distributions to the Company, limiting sales of assets and subsidiary stock and the entry into affiliate transactions, as well as provisions governing merger and change of control transactions.  The Company may be required under certain circumstances to offer to repurchase New Subordinated Notes with the proceeds of certain asset sales.  Upon a change of control transaction, Holders of New Subordinated Notes may require the Company (subject to certain exceptions) to repurchase New Subordinated Notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest.  The New Subordinated Notes will automatically become due and payable without notice upon the occurrence of an event of default involving insolvency or bankruptcy of the Company or certain of its subsidiaries.  In addition, upon the occurrence and during the continuation of any other event of default under the Indenture, by notice given to the Company, the Trustee or holders of at least 25% in principal amount of the New Subordinated Notes may declare the principal of and accrued and unpaid interest on all the New Subordinated Notes to be immediately due and payable.

The New Subordinated Notes are subject to the Company’s right, which will be assignable, to refinance the New Subordinated Notes during the first year after issuance by tendering to the holders of all of the New Subordinated Notes cash in an amount equal to (i) $20,000,000 plus (ii) interest accrued at a rate of 13% per annum from the date of issuance through the date of payment on a principal amount of $20,000,000 minus (iii) any interest previously paid in cash on the New Subordinated Notes.  Commencing on July 19, 2007, the Company may redeem the New Subordinated Notes in whole or in part at a redemption price equal to 100% of the aggregate principal amount of the New Subordinated Notes plus accrued and unpaid interest to the redemption date.

The First Supplemental Indenture amended the Amended and Restated Indenture to increase the interest rate by .225% per annum with respect to the Senior Secured Notes, which additional interest will accrue as payment-in-kind interest.  As a result, on July 18, 2006, the interest rate on the 11-5/8% Senior Secured Notes was increased to 11.85% per annum and the interest rate on the 11-1/8% Senior Secured Discount Notes was increased to 11.35% per annum. Commencing on December 15, 2006, only the incremental interest rate increase of .225% will accrue as payment-in-kind interest on the 11-1/8% Senior Secured Discount Notes and the remaining 11-1/8% interest rate will accrue as cash pay interest. The First Supplemental Indenture did not amend the covenants or acceleration provisions of the Amended and Restated Indenture.

Item 3.02                                             Unregistered Sales of Equity Securities.

As previously disclosed, the Plan provided for the issuance by the Company of new preferred stock and new common stock as part of the reorganization.  In connection therewith, the Company issued on the Effective Date (i) approximately 335,600 shares of Series AA Redeemable Preferred Stock, par value $.01 per share (“Series AA Preferred Stock”), and (ii) approximately 100,000 shares of Common Stock, par value $.01 per share (“Common Stock” and, together with the Series AA Preferred Stock, the “Securities”).  The Securities were issued in exchange for the then outstanding (i) $320,000,000 aggregate principal amount of 13% Senior Subordinated Notes due 2010 (“Old Subordinated Notes”),(1) (ii) Series A Cumulative Exchangeable Redeemable Preferred Stock, no par value per share, and (iii) common stock, no par value per share. The issuance of the Securities was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 1145(a)(1) of chapter 11 of title 11 of the United States Code because the securities were issued by a successor of a debtor under a plan of reorganization entirely in exchange for the claims against or interests in the debtor.

(1) Holders of Old Subordinated Notes also received the New Subordinated Notes referenced above and a cash payment of $3,200,000.

With respect to the Securities, only the Series AA Preferred Stock is convertible into other equity securities of the Company.  If the Series AA Preferred Stock has not been redeemed or repurchased by the fifth anniversary of the Effective Date, the holders of at least 40% of the outstanding shares of Series AA Preferred Stock shall have the right to cause all of the outstanding class of Series AA Preferred Stock to be converted into a number of shares of Common Stock equal to 99.9% of the number of fully diluted shares of Common Stock after giving effect to such conversion (excluding shares, if any, of Common Stock issued to stockholders of the other party to a merger qualifying for the “Merger Exception” as defined in the Company’s Amended and Restated Certificate of Incorporation).

 Item 5.02                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On the Effective Date, as previously disclosed, Pliant Corporation, a Utah corporation (“Pliant Utah”) changed its state of incorporation to Delaware pursuant to the Plan.  This was accomplished by merging Pliant Utah with the Company, which at that time was a wholly-owned subsidiary of Pliant Utah, with the Company surviving the merger.  In connection therewith, the individuals referenced on Exhibit L to the Plan became the directors and principal officers of the Company as successor to Pliant Utah.  The directors and principal officers of the Company are the same as the directors and principal officers of Pliant Utah immediately prior to the merger, with director John Bowlin being named as the non-executive Chairman of the Board, except that Albert MacMillan and Jeffrey C. Walker departed as directors of the Company as of the Effective Date and Eugene I. Davis and David G. Elkins became directors of the Company.  Messrs. Davis and Elkins were selected to serve as directors pursuant to the Plan by the holders of a majority in aggregate principal of the Old Subordinated Notes.  Each will serve as a director until the next annual meeting of stockholders and the election and qualification of his successor, or until his earlier death, resignation or removal.

Mr. Davis, 51 years old, has been named as Chairman of the Company’s Audit Committee and the Audit Committee financial expert in addition to serving as a director of the Company.  He is expected to receive $80,000 in annual remuneration in these capacities and will receive an additional $1,000 for each special meeting.  Mr. Davis is the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately-held consulting firm specializing in turn-around management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities.  Since forming PIRINATE in 1997, Mr. Davis had advised, managed, sold, liquidated and/or acted as a Chief Executive Officer, Chief Restructuring Officer, Director, Committee Chairman and/or Chairman of the Board of a number of businesses, including companies operating in the telecommunications, automotive, manufacturing, high-technology, medical technologies, metals, energy, financial services, consumer products and services, import-export, mining and transportation and logistics sectors.  As a bankruptcy professional, many of the companies with which Mr. Davis has worked have been in bankruptcy proceedings prior to and/or during his tenure.  Prior to forming PIRINATE, Mr. Davis served as President, Vice-Chairman and Director of Emerson Radio Corp., and CEO and Vice-Chairman of Sport Supply Group, Inc.  Mr. Davis began his career as an attorney and international negotiator with Exxon Corp. and Standard Oil Company (Indiana) and as a partner in two Texas-

based law firms where he specialized in corporate/securities law, international transactions and restructuring advisory.  Mr. Davis holds a BA from Columbia College, a Masters of International Affairs (MIA) in International Law and Organization from the School of International Affairs of Columbia University and a JD from the Columbia University School of Law.

Mr. Elkins, 64 years old, has been named as a member of the Company’s Compensation Committee in addition to serving as a director of the Company.  He is expected to receive $60,000 in annual remuneration in these capacities and will receive an additional $1,000 for each special meeting. Mr. Elkins retired as President and Co-Chief Executive Officer of Sterling Chemicals, Inc. in January 2003, shortly after the Company emerged from chapter 11 bankruptcy proceedings.  Prior to joining Sterling Chemicals in 1998, Mr. Elkins was a senior partner in the law firm of Andrews Kurth LLP, where he specialized in corporate and business law, including mergers and acquisitions, securities law matters and corporate governance matters.  Mr. Elkins currently serves as an independent director of several organizations and corporations, including The Houston Exploration Company, a NYSE-listed natural gas exploration/production company headquartered in Houston, Texas and ZiLOG, Inc., a NASDAQ-listed manufacturer of micrologic semiconductor devices headquartered in San Jose, California.  Mr. Elkins formerly served as an independent director of numerous public and private companies, including Sterling Chemicals, Inc., Guilford Mills, Inc. and Pioneer USA, Inc.  Since 1996 Mr. Elkins has served as business representative and advisor for a large group of private investors in connection with substantial real estate holdings in Nevada and California.  Mr. Elkins holds a BBA degree from the University of Texas, Arlington and a JD from Southern Methodist University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLIANT CORPORATION

Date: August 14, 2006	By:	/s/ Joseph Kwederis
Joseph Kwederis Senior Vice President and Chief Financial Officer